PHYSICIAN EMPLOYMENT AGREEMENT


         AGREEMENT made as of December 30, 1996 between W. Banks Hinshaw, Jr., M.D. residing at 5146 Southwest 9 Lane, Gainesville, Florida 32607 ("Physician") and Women's Medical & Diagnostic Center, Inc., a Florida corporation, having its principal place of business at Office Park West, 222 Southwest 36th Terrace, Gainesville, Florida 32607 ("WMDC").

                                R E C I T A L S:

         WMDC specializes in the provision of gynecological services, including treatment of peri- and post menopausal women ("Medical Services").

         Physician is duly licensed to practice medicine in the State of Florida and specializes in the provision of Medical Services. Physician has of even date pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") sold certain assets to WMDC related to Physician's medical practice.

         In order to further facilitate the provision of Medical Services by WMDC, WMDC desires to employ Physician and Physician desires to accept such employment, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration set forth herein, the parties agree as follows:


         1. ENGAGEMENT. WMDC hereby employs Physician and Physician hereby accepts such employment to devote Physician's professional time, effort and ability to the provision of Medical Services under the terms and conditions contained herein and as the parties may agree from time to time.

         2.  DUTIES.

             (a) Physician shall serve as a staff physician of WMDC and, as such, provide patient care and clinical backup, in Physician's specialty, as required to ensure the proper provision of services to patients of WMDC at WMDC's office at the address set forth in Schedule A (the "Offices"), and/or such other location as shall be mutually agreed to by WMDC and Physician. Physician agrees to devote Physician's professional time, effort and ability to the provision of Medical Services under the terms and conditions contained herein and as the parties may agree from time to time. In connection therewith, Physician's duties shall include, but not be limited to, the following:

                  (i) Provision of patient counseling and medical examinations;

                  (ii) Reviewing and evaluating clinical data on a routine basis and making specific recommendations for improving treatment outcomes;

                  (iii) Maintenance of a thorough understanding of and proficiency in the application of the most current technologies (including both surgical and non-surgical techniques) relevant to Medical Services; and

                  (iv) Development and implementation of educational outreach programs designed to facilitate the development of relationships with physicians in the obstetric/gynecology community and the dissemination of information pertaining to the availability of Medical Services.

             (b) Physician shall report to the Medical Director of WMDC.

             (c) Physician shall serve as a member of the WMDC Management Committee whose responsibility shall include, but not be limited to, the following:

                  (i) Review and approve any renovation and expansion plans and capital equipment expenditures;

                  (ii) Determine priorities of major capital expenditures;

                  (iii) Develop long-term strategic planning objectives;

                  (iv) Review and approve annual capital and operating budget;

                  (v) Review and approve all advertising and other marketing services;

                  (vi) Determine fee schedule for WMDC;.

                  (vii) Review and approve annual medical manpower plan; and

                  (viii) Review and approve managed care contracts guidelines.

         3.   COMPENSATION AND BENEFITS.

             (a) In consideration of the Medical Services to be provided by Physician hereunder, Physician shall be compensated as provided on Schedule B attached hereto and made a part hereof.

             (b) All remuneration received by Physician in payment for any outside professional medical activities, but not including any income derived from testimony for litigation-related proceedings, lectures, passive investments, fundraising, or writing where Physician does not render professional medical services, shall be accounted to and be the sole property of WMDC. Physician's engagement in outside professional medical activities shall require the express written consent of WMDC and shall not interfere in any way with the fulfillment of Physician's duties hereunder or diminish the quality of the Medical Services rendered.

             (c) Physician  shall receive the benefits  provided for on Schedule
B.
                                                         2

         4. BILLING. All fees for Medical Services rendered by Physician on behalf of WMDC hereunder shall be billed and collected by WMDC. In consideration for the payment to Physician of the compensation described herein, all receivables and collections attributable to Medical Services provided by Physician to WMDC patients shall become the property of WMDC, and Physician agrees immediately to turn over to WMDC any such fees received by Physician during the term hereof. Physician hereby authorizes WMDC, and/or IntegraMed America, Inc., the parent company of WMDC ("INMD") on WMDC's behalf, to bill for Medical Services provided hereunder and agrees to execute any and all assignments or other documents that may be necessary or appropriate to permit WMDC, or INMD as its designee, to carry out all billing and collection functions. Physician agrees that Physician shall not submit bills for, seek remuneration for, or otherwise collect fees for Medical Services provided hereunder. Physician shall look solely to WMDC for compensation for the professional medical services provided hereunder.

         5. MEDICAL STAFF PRIVILEGES. Physician hereby acknowledges that in order to provide Medical Services to WMDC as herein required, Physician must at all times during the term of this Agreement be a member in good standing of at least one hospital accredited by the JCAHO ("Hospital") in the geographical areas in which WMDC maintains its offices. WMDC shall use reasonable efforts to assist Physician in maintaining such privileges. The failure of Physician to maintain privileges at the Hospital in good standing shall, at WMDC's option, be a basis for termination of this Agreement.

         6. PROFESSIONAL LIABILITY INSURANCE.

             (a) WMDC shall obtain and maintain on behalf of Physician, professional liability insurance through a carrier and with such limits as WMDC shall determine from time to time.

             (b) WMDC and Physician agree that "tail coverage" is necessary with respect to Physician's medical practice prior to the term of this Agreement and they agree to share equally the cost of such coverage which shall be obtained within 30 days of this Agreement.

             (c) WMDC agrees that in the event it changes its current professional liability carrier during or subsequent to the term of this Agreement and said new carrier is unwilling to provide retroactive coverage, WMDC shall obtain appropriate "tail coverage" for professional liability claims made against Physican relating to Physician's performance during the term of this Agreement.

         7. COMPLIANCE WITH BYLAWS, RULES AND REGULATIONS AND POLICIES. Physician agrees at all times to comply with the bylaws, rules and regulations of the Hospital and of its medical staff and the reasonable policies, directives, bylaws, rules and regulations of WMDC. Physician acknowledges that WMDC shall have final authority over: (a) the acceptance or refusal to treat any patient; and (b) the amount of the fee to be charged for all Medical Services rendered by Physician to patients of WMDC, so long as such fees are lawful and reasonable. Notwithstanding the foregoing, Physician may refuse to treat any patient whom he reasonably believes should not be treated based upon reasonable legal or medical concerns.

         8. MEDICAL RECORDS. All medical records of patients to whom Physician provides Medical or other medical Services on behalf of WMDC during the term hereof shall be the property of WMDC. A copy of any medical records of such patients will be made available to Physician upon request.

         9. TERM. The initial term of this Agreement shall begin on January 1, 1997 and shall terminate five (5) years thereafter unless earlier terminated pursuant to the provisions of Section 10. After the expiration of the initial term hereunder and provided WMDC has not exercised its right hereunder to terminate this Agreement, this Agreement shall be extended automatically, on the same terms and conditions as herein specified, for additional periods of three
(3) years each.

         10. TERMINATION.

             (a) This Agreement may terminate upon the occurrence of any of the following:

                  (i) Conviction of Physician of a felony or suspension, revocation or non- renewal of Physician's license to practice medicine;

                  (ii) Upon the mutual agreement of the parties at any time;

                  (iii) Upon the loss by Physician of Hospital medical staff privileges at the Hospital, as described in Section 5;

                  (iv) By either party upon a material breach by the other party; provided that the non-breaching party first gives the breaching party written notice of the breach, and the breaching party fails to cure the breach within thirty (30) days after such notice;

                  (v) By either party without cause upon giving the other six months' prior written notice; provided, however, if Physician terminates this Agreement without cause, the provisions of section 25 shall apply; or

                  (vi) Upon death or permanent disability of Physician. For purposes of this Agreement, the term "permanent disability" shall have the meaning set forth in the long-term disability insurance policy or policies then maintained by WMDC for the benefit of its employees, or if no such policy shall then be in effect, or if more than one such policy shall then be in effect in which the term "permanent disability" shall be assigned different definitions, then the term "permanent disability" shall be defined for purposes hereof to mean any physical or mental disability or incapacity which renders Physician incapable of fully performing the services required in accordance with Physician's obligations hereunder for a period of 120 consecutive days or for shorter periods aggregating 120 days during any 12-month period.

             (b) Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligation hereunder except for: (i) obligations occurring prior to the date of termination; and (ii) obligations, promises or covenants which are expressly made to extend beyond the term of this Agreement.

         11. REPRESENTATIONS AND COVENANTS.

             Physician makes the following representations and covenants, the validity of which shall be a material term of this Agreement:

             (a) Physician holds a license and will remain licensed to practice medicine in the State of Florida;

             (b) Physician is authorized by the United States Drug Enforcement Agency to prescribe all pharmaceuticals required in connection with the provision of Medical Services;

             (c) There are no professional disciplinary proceedings or malpractice actions threatened or pending against Physician, and Physician has notified and will promptly notify WMDC of any such professional disciplinary proceedings and the dispositions thereof;

             (d) Physician has notified and will promptly notify WMDC of all malpractice actions brought against him and the disposition of any such action; and

             (e) Physician shall at all times act in compliance with all applicable policies and procedures of WMDC as reasonably communicated to Physician, as well as all applicable federal, state, and local laws, rules and regulations.

         13.  CONFIDENTIALITY OF INFORMATION.

             (a) Physician agrees to keep confidential and not to use or disclose to others (except in connection with the fulfillment of Physician's duties hereunder any Medical Services Information, as defined herein, during the term of this Agreement or during any extension or renewal thereof, and for a period of one (1) year thereafter, except as expressly consented to in writing by WMDC and INMD. For purposes of this Agreement, the term "Medical Services Information" shall mean such technical, scientific, and business information provided to Physician by WMDC or INMD which is designated by WMDC or INMD to be confidential or proprietary. Medical Services Information shall not include information which: (i) is or becomes known in the scientific community through no fault of Physician; (ii) is learned by Physician from a third party legally entitled to disclose such information; or (iii) was already known to Physician at the time of disclosure by the disclosing party. Physician further agrees that should his or her contractual relationship hereunder terminate, he or she will neither take nor retain, without prior written authorization from WMDC and INMD, any papers, patient lists, fee books, patient record files, or other documents or copies thereof or other Medical Services Information of any kind belonging to WMDC or INMD, as the case may be.

             (b) Without limiting other possible remedies available to WMDC for the breach of this covenant, Physician agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting bond, cash or otherwise. Physician further agrees that if any restriction contained in this section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions herein shall be enforced independently of each other. The parties further agree that INMD shall have an independent right to enforce this covenant in its own right.

             (c) It is further understood and agreed that in order to minimize any misunderstanding regarding what information is considered to be confidential or proprietary Medical Services Information, the WMDC or INMD will designate the specific information which WMDC or INMD considers to be proprietary or confidential under this Agreement.

         14. NON-COMPETITION AND OFFERS TO EMPLOYEES.

             (a) Recognizing (i) the special nature of the relationship which will exist between the WMDC and the personnel which it employs or retains, ("Protected Personnel"), and (ii) that the recruiting and training of personnel by WMDC and INMD is a costly and time consuming endeavor, Physician agrees that he will not, during the term of this Agreement or during any extension or renewal hereof and for a period of one (1) year thereafter, directly or indirectly, offer employment to any Protected Personnel or attempt to induce any Protected Personnel to become employed or otherwise retained by any third party.

             (b) Physician agrees that during the term of this Agreement and for a period of two years after its termination, Physician shall not directly or indirectly, within a 25 mile radius of any WMDC office where Physician was employed, compete with the business of WMDC, or own, directly or indirectly, any part of or become the employee of, or otherwise render services to, any enterprise which directly or indirectly competes with the business of WMDC. Physician agrees that the limitations set forth herein in regard to competing with WMDC during the term of this Agreement and thereafter are reasonable and necessary for the protection of the goodwill of the business of WMDC . In that regard, Physician specifically agrees that the limitations as to period of time and geographic area are reasonable and necessary for the protection of WMDC's business.

             (c) Without limiting other possible remedies to WMDC for the breach of the covenants set forth in this Section 14, Physician agrees that injunctive or other equitable relief shall be available to enforce the covenants, such relief to be without the necessity of posting a bond, cash or otherwise. Physician further agrees that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions contained herein shall be enforced independently of each other. The parties agree that in addition to WMDC, INMD shall have an independent right to enforce this covenant in its own right as it affects the employees, agents and contractors of INMD.

         15. PUBLICATIONS. Physician agrees that any and all abstracts, articles, reviews, or other publications that Physician proposes to submit for publication within the scientific or medical community, or otherwise, which publication is the result of direct or indirect support from INMD, in the form of, including, but not limited to, materials, patients, personnel, data or Facility or WMDC resources, Physician will submit to INMD's Vice President, Science and Technology and its Vice President, Medical Affairs, not less than 30 days prior to the proposed submission date, a copy of the proposed article or publication, for INMD's proprietary review, Physician further agrees that the appropriate statement, "support provided by INMD, Inc." or "Supported in part by INMD America, Inc." will be set forth as a disclosure with respect to the publication.

         16. NOTICES. All notices, requests, demands, and other communications provided for in this Agreement or required among the parties in connection with the Agreement shall be in writing and shall be deemed to have been given at the time when personally delivered, or mailed at any United States Post Office or dropped in any appropriate postal receptacle, registered or certified mail, prepaid, return receipt requested and regular first class mail, addressed to the party at the address set forth below or such other address as well:

         If to Physician:

                  W. Banks Hinshaw, Jr., M.D.
                  5146 Southwest 9 Lane
                  Gainesville, Florida 32607



         If to WMDC, at:

                  Women's Medical & Diagnostic Center, Inc.
                  Office Park West
                  222 Southwest 36th Terrace
                  Gainesville, Florida 32607
                  Attention: Medical Director


         With a copy to:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Jay Higham, Vice President

         18.  AMENDMENT.  No  modification,   amendment,  or  addition  to  this
Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

         19. ASSIGNMENT. No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties.

         20. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding between the parties and no alteration or modification hereof shall be effective unless contained in a subsequent written instrument executed by both parties hereto.

         21. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida. Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in the State of Florida, City of Gainesville (herein after "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (I) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators.. Each party shall bear its own expenses, the expenses of its selected arbitrator and one-half the expenses of the third arbitrator. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Florida.

         22. SEVERABILITY. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever in whole or in part, such provision or portion thereof shall be severed from this Agreement and shall not effect the validity of the remainder of this Agreement.

         23. WAIVER; CONSENT. No consent or waiver, express or implied, by either party hereto, or of any breach or default by the other party in the performance by the other of its obligations hereunder, shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default on the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of Physician and/or WMDC shall not be construed to waive or limit the need for such consent in any other or subsequent instance.


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



         24. FURTHER ACTION. Each party hereto agrees that it will execute and deliver such further instruments and will take such further action as may be necessary to discharge, perform or carry out any of its respective obligations and agreements hereunder.


         25. LETTER OF CREDIT. Physician agrees that for the faithful performance of each and every obligation hereunder for at least five (5) years to provide WMDC with an Irrevocable Letter of Credit in an initial amount of $100,000 with an annual reduction by $20,000 during each year during the term of this Agreement. In the event Physician fails to perform in accordance with this Agreement, WMDC shall be entitled to draw down the balance of the letter of credit prorated to the nearest quarter.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.


WOMEN'S MEDICAL & DIAGNOSTIC CENTER, INC..




By:/s/ Gerardo Canet
   --------------------------
   Gerardo Canet,  President



PHYSICIAN:


/s/ W. Banks Hinshaw
    --------------------------
    W. Banks Hinshaw, Jr., M.D.

                                   SCHEDULE A

                                Office Locations



                                Office Park West
                           222 Southwest 36th Terrace
                           Gainesville, Florida 32607


                               6440 Newberry Road
                                    Suite 401
                           Gainesville, Florida 32605


                               US Highway 90 West
                            Lake City, Florida 32055

                                  Ocala address



























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




                                   SCHEDULE B

                                  COMPENSATION


         Physician's   base   compensation   shall  be  solely  a  function   of
Predistribution Earnings ("PDE") of WMDC distributed as follows:

                  PDE               Physician Group            WMDC
                  ---               ---------------            ----

         $0- $200,000               100%                       0%
         $201,000-$400,000          50%                        50%
         $401,000 and above         75%                        25%

          PDE distributed to Physician and any other physician (the "Physician Group") employed by WMDC shall be allocated to each physician in accordance with an allocation approved by the Management Committee consistent with Florida's regulatory scheme. Physician shall receive a draw of One-hundred Thousand Dollars ($100,000.00) annually, paid in monthly installments, less local, state and federal withholdings, towards Physician's portion of PDE available to the Physician Group. Within 60 days of the end of each quarter, there shall be an adjustment for any amount of PDE which Physician received for the previous quarter in excess of or less than the actual PDE to which Physician was entitled. The adjustment, for the excess or lesser amount, shall be made for the quarter in which the determination is made.

         PDE of WMDC shall mean Research Fees, and Physician and Other Professional Revenues, net of adjustments for uncollectible accounts, refunds,, discounts, contractual allowances, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by WMDC ("Net Revenues"), less all costs and expenses ("Cost of Services") related to the operation of WMDC and a monthly management fee paid to INMD equal to 6% of Net Revenues.

         All Cost of Services shall be set forth in the annual budget, as amended from time to time, and approved by the Management Committee of WMDC.

         Cost of Services shall include without limitation, the following costs and expenses, whether incurred by INMD or WMDC:

          1. Salaries and fringe benefits of all employees of INMD working directly in the management, operation or administration (including, without limitation, Other Professional Employees and Technical Employees) providing services at WMDC, along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel, and services of independent contractors;



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



          2. Expenses incurred in the recruitment of additional physicians for WMDC, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of INMD personnel in connection with such recruitment effort;

          3. Direct marketing expenses of WMDC, such as direct costs of printing marketing materials prepared by INMD;

          4. Any sales and use taxes assessed against WMDC related to the operation of WMDC's medical practice;

          5. Lease payments, depreciation expense (determined according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities;

          6. Legal fees paid by INMD or WMDC to outside counsel in connection with matters specific to the operation of WMDC such as regulatory approvals required as a result of the parties entering into this Agreement; provided however, legal fees incurred by the parties hereto as a result of a dispute between the parties shall not be considered a Cost of Services.

          7. Fringe benefits provided to Physician Employees;

          8. All insurance necessary to operate WMDC including fire, theft, general liability and malpractice insurance for Physician Employees of WMDC;

          9. Professional licensure fees and board certification fees of Physician Employees and Other Professional Employees rendering Medical Services on behalf of WMDC;

          10.   Membership   in   professional   associations   and   continuing
          professional education for Physician Employees and Other Professional Employees;

          11. Quality Assurance Program;

          12. Cost of filing fictitious name permits pursuant to this Agreement; and

          13. Such other costs and expenses directly incurred by INMD or WMDC necessary for the management or operation of WMDC.

         In addition to the base compensation set forth above, Physician shall receive $150,000 payable as follows:

         A. A sign- on bonus in the amount of $110,000 with $40,000 payable on the signing of this Agreement and the balance paid in four equal payments of $17,500 for each of the next four years on the anniversary date of this Agreement; and

         B. A non-compete payment of $50,000 with $10,000 payable on the signing of this Agreement and the balance paid in four equal payments of $10,000 for each of the next four years on the anniversary date of this Agreement.

         C. In the event this Agreement is terminated for any reason other than death or permanent disability of Physician during the first 5 years, any portion of the Sign-on bonus and non-compete payments which are not amortized by WMDC in accordance with GAAP shall be repaid to WMDC.


                                    BENEFITS


         Physician shall receive the following benefits which are considered part of Cost of Services. .

CATEGORY                                               BENEFIT
--------                                               -------

Health  Insurance                     Family  Coverage;  80 % paid by WMDC

Dental  Insurance                     Fully Funded for Physician

Life Insurance                        $200,000 Coverage

Disability Insurance                  60% of base compensation after 90
                                      days; paid to age 65

Continuing Medical Education          One week annually for participation in
                                      professional meetings

Malpractice Insurance                 $1,000,000/$3,000,000 coverage provided

Vacation                              As agreed to between WMDC and Physician

Sick time                             As needed

Social Security and Employment taxes  As required by law




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